EXHIBIT 1.1
                      Frontline Communications Corporation
                         One Blue Hill Plaza, 6th Floor
                           Pearl River, New York 10965

                             UNDERWRITING AGREEMENT
                             ----------------------


Werbel Roth Securities, Inc.                                     _________, 1998
150 E. Palmetto Park Road
Suite 510
Boca Raton, FL 33432

Gentlemen:

         Frontline Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Werbel Roth Securities, Inc. ("Werbel Roth" or the "Representative") and to each of the other underwriters named in
Schedule I hereto (the "Underwriters"), for each of whom you are acting as Representative the following securities: (i) 1,500,000 shares of Common Stock at a public offering price of $4.00 per share; and (ii) 1,500,000 Common Stock Purchase Warrants (the "Warrants") at a public offering price of $.10 per Warrant. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock for a period of four and one-half years commencing six months from the Effective Date (as hereinafter defined) at a purchase price of $4.80 per share. Commencing 13 months from the Effective Date, the Company may redeem the Warrants at any time upon notice of not less than 30 days, at a price of $.10 per warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third day prior to the day on which the Company gives notice, has been at least 150% of the then effective exercise price of the Warrants and the Company obtains the prior written approval of the Representative. The Warrant holders shall have the right to exercise their Warrants until the close of the date fixed for their redemption. The date the Registration Statement with respect to the Securities is declared effective by the Commission is hereinafter referred to as the "Effective Date." The 1,500,000 shares of Common Stock and the 1,500,000 Warrants are hereinafter sometimes referred to as the "Firm Common Stock," and the "Firm Warrants," respectively. The Firm Common Stock, and the Firm Warrants are sometimes hereinafter referred to as the "Firm Securities." Upon the request of the Representative, and as provided in Section 3 hereof, the Company will also issue and sell to the Underwriters up to a maximum of an additional 225,000 shares of Common Stock, and 225,000 Warrants for the purpose of covering over-allotments. Such additional shares of Common Stock and Warrants are hereinafter sometimes referred to as the "Optional Common Stock" and the "Optional Warrants," respectively. The Optional Common Stock and Optional Warrants are sometimes hereinafter referred to as the "Optional Securities." Both the Firm Securities and the Optional Securities are sometimes collectively referred to herein as the "Securities." All of the securities which are the subject of this Agreement are more fully described in the

Prospectus of the Company described below. In the event that the Representative does not form an underwriting group but decides to act as the sole Underwriter, then all references to Werbel Roth Securities, Inc. herein as Representative shall be deemed to be to it as such sole Underwriter and Section 14 hereof shall be deemed deleted in its entirety.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Registration Statement hereinafter referred to becomes effective. The Company hereby confirms its agreement with the Representative and the other Underwriters as follows:

         SECTION 1. Description of Securities. The Company's authorized and outstanding capitalization when the public offering of securities contemplated hereby is permitted to commence, under the Securities Act of 1933, as amended (the "Act"), and at the Closing Date (hereinafter defined) and the terms of the Warrants will be as set forth in the Prospectus (hereinafter defined).

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Underwriters as follows:

                  (a) A Registration Statement on Form SB-2 and amendments thereto (No. 333-34115) with respect to the Securities, including a form of prospectus relating thereto, copies of which have been previously delivered to you, has been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. The Company, subject to the provisions of Section 6(a) hereof, may file one or more amendments to such Registration Statement and Prospectus. The Underwriters will receive copies of each such amendment.

                            The date on which such Registration Statement is
declared effective under the Act and the public offering of the Securities as contemplated by this Agreement is therefore authorized to commence, is herein called the "Effective Date." The Registration Statement and Prospectus, as finally amended and revised immediately prior to the Effective Date, are herein called respectively the "Registration Statement" and the "Prospectus." If, however, a prospectus is filed by the Company pursuant to Rule 424(b) of the Rules and Regulations which differs from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b).

                  (b) The Registration Statement (and Prospectus), at the time it becomes effective under the Act, (as thereafter amended or as supplemented if the Company shall have filed with the Commission an amendment or supplement), and, with respect to all such documents, on the Closing Date (hereinafter defined), will in all material respects comply with the provisions of the Act and the Rules and Regulations, and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Underwriters in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation thereof.

                  (c) The Company has been duly incorporated and is now, and on the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Delaware, having all required corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is now, and on the Closing Date will be, duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it conducts its business or the character or location of its properties requires such qualifications except where the failure to so qualify would not materially adversely affect the Company's business, properties or financial condition. The Company has no subsidiaries, except as are set forth in the Prospectus.

                  (d) The financial statements of the Company (audited and unaudited) included in the Registration Statement and Prospectus present fairly the financial position and results of operations and changes in financial condition of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.

                  (e) BDO Seidman LLP, independent public accountants, who have given their report on certain financial statements which are included as a part of the Registration Statement and the Prospectus are independent public accountants as required under the Act and the Rules and Regulations.

                  (f) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date and, except as set forth in or contemplated in the Prospectus, (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions, in each case not in the ordinary course of business; (ii) there has not been, and will not have been, any material change in the Company's Certificate of Incorporation or in its capital stock or funded debt; and (iii) there has not been, and will not have been, any material adverse change in the business, net worth or properties or condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.

                  (g) Except as otherwise set forth in the Prospectus, the real and personal properties of the Company as shown in the Prospectus and Registration Statement to be owned by the Company are owned by the Company by good and marketable title free and clear of all liens and encumbrances, except those (i) specifically referred to in the Prospectus, which do not materially adversely affect the use or value of such assets, (ii) for current taxes not now due, or (iii) are held by the Company by valid leases, none of which is in default. Except as disclosed in the Prospectus and Registration Statement, the Company in all material respects has full right and licenses, permits and governmental authorizations required to maintain and operate its business and properties as the same are now operated and, to its best knowledge, none of the activities or business of the Company is in material violation of, or causes the Company to violate any laws, ordinances and regulations applicable thereto, the violation of which would have a material adverse impact on the condition (financial or otherwise), business, properties or net worth of the Company.

                  (h) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.

                  (i) Except as disclosed in the Prospectus and Registration Statement, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to the Company's knowledge, threatened against the Company which are not adequately covered by insurance, which might result in a material adverse change in the condition (financial or otherwise), properties or net worth of the Company, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, properties or net worth or financial condition or income of the Company, which are not disclosed in the Prospectus.

                  (j) All of the outstanding shares of Common Stock are duly authorized and validly issued and outstanding, fully paid, non-assessable, and do not have any and were not issued in violation of any preemptive rights. All of the Common Stock as described in the Prospectus when paid for shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the Warrant Agreement shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock and Warrants will be delivered in accordance with this Agreement and the Warrant Agreement filed as Exhibit 4.2 to the Registration Statement between the Company and American Securities Transfer & Trust Company, 1825 Lawrence Street, Denver, Colorado 80202. The Underwriters will receive good and marketable title to the Securities purchased by them from the Company, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever. Except as set forth in the Prospectus, there are no outstanding convertible preferred stock, options, warrants, or other rights, providing for the issuance of, and no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company. All of the Securities of the Company to which this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus.

                  (k) The certificate or certificates required to be furnished to the Underwriters pursuant to the provisions of Section 11 hereof will be true and correct.

                  (l) The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and it is a valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally.

                  (m) Except as disclosed in the Prospectus, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or any other party, of any material indenture, mortgage, deed of trust, note or any other material agreement or instrument to which the Company is a party or by which it or its business or its properties may be bound or affected, except as disclosed in the Prospectus. The Company has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is now a party or by which it or its business or its properties may be bound or materially affected; the Certificate of Incorporation and any amendments thereto; the by-laws of the Company, as amended; or to the best knowledge of the Company, any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.

                  (n) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or the Warrants in the open market following the Closing Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial sale, or resale, of any of the securities which are the subject of this Agreement.

                  (o) The Warrants to purchase Common Stock to be issued at closing to the Representative (the Representative's Stock Warrants") and the Warrants to purchase Warrants to be issued at closing to the Representative (the "Representative's Warrants," which together with the Representative's Stock Warrants are collectively hereinafter referred to as the "Representative's Securities") will be, when issued and paid for, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Representative's Securities and underlying Warrants, and such stock, when issued and paid for upon exercise of the Representative's Securities and underlying Warrants in accordance with the provisions of the Warrant Agreement will be duly authorized and validly issued, fully-paid and non-assessable.

                  (p) The Company represents that it paid $10,000 to Adams Stevens, Inc. and $15,000 to Parker Bromley Ltd. (net of any refunds of money) as disclosed in the Underwriting section of the Prospectus and that no other monies have been paid to any other broker/dealers registered with the NASD in connection with this Registration Statement or any other matter during the period commencing February 21, 1996 to the date hereof.


                  (q) All of the aforesaid representations, agreements, and warranties shall survive delivery of, and payment for, the Securities.

         SECTION 3. Issuance, Sale and Delivery of the Firm Securities, the Optional Securities and the Representative's Warrants.

                  (a) Upon the basis of the representations, warranties, covenants and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the number of the Firm Securities set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 14 hereof.

                            The purchase price of the Common Stock and Warrants
to be paid by the several Underwriters shall be $3.60 and $.09, respectively (the initial public offering price less a ten percent discount).

                            In addition, and upon the same basis, subject to the
same terms and conditions, the Company hereby grants to you individually and not as Representative an option to purchase, but only for the purpose of covering over-allotments, upon not less than two days' notice from you, the Optional Securities, or any portion thereof, at the same price per share of Common Stock, and/or Warrant as that set forth in the preceding paragraph. Notwithstanding anything contained herein to the contrary, you individually and not as Representative are entitled to purchase all or any part of the Optional Securities and are not obligated to offer the Optional Securities to the other Underwriters. The Optional Securities may be exercised at any time, and from time to time, thereafter within a period of 45 calendar days following the Effective Date. The time(s) and date(s) (if any) so designated for delivery and payment for the Optional Securities shall be set forth in the notice to the Company. Such dates are herein defined as the Additional Closing Date(s).

                  (b) Payment for the Firm Securities shall be made by certified or official bank checks in New York Clearing House funds, payable to the order of the Company, at the offices of the Representative at 150 E. Palmetto Park Road, Suite 510, Boca Raton, FL 33432, or its clearing agent, or at such other place as shall be agreed upon by the Representative and the Company, upon delivery of the Firm Securities to the Representative for the respective accounts of the Underwriters. In making payment to the Company, the Representative may first deduct all sums due to it for the balance of the non-accountable expense allowance and under the Financial Consulting Agreement (as hereinafter defined). Such delivery and payment shall be made at 9:30 A.M., New York City Time on the third business day which may be extended by the Representative to not later than the fifth business day following the Effective Date (unless postponed in accordance with the provisions of Section 14 hereof) or at such other time as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are hereby defined as the Closing Date. It is understood that each Underwriter has authorized the Representative, for the account of such Underwriter, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities which it has agreed to purchase. You, individually, and not as Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Securities to be purchased by any Underwriter whose check shall not have been received by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from its obligations hereunder.

                  (c) Payment for the Optional Securities shall be made at the offices of the Representative at 150 Palmetto Park Road, Suite 510, Boca Raton, FL 33432, or its clearing agent or at such other place as shall be designated by the Representative, in accordance with the notice delivered pursuant to Section 3(a) which shall be no later than five business days from the expiration of the forty-five day option period.

                  (d) Certificates for the Firm Securities and for the Optional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Closing Date, and the Additional Closing Date(s) (if any). The Company shall permit the Representative to examine and package said certificates for delivery at least one full business day prior to the Closing Date and prior to the Additional Closing Date(s). The Company shall not be obligated to sell or deliver any of the Firm Securities except upon tender of payment by the Underwriters for all of the Firm Securities agreed to be purchased by them hereunder. The Representative, however, shall have the sole discretion to determine the number of Optional Securities, if any, to be purchased.

                  (e) At the time of making payment for the Firm Securities, the Company also hereby agrees to sell to the Representative, Representative's Stock Warrants to purchase 150,000 shares of Common Stock at any time on or after Effective Time until five years from the Effective Time, and Representative's Warrants to purchase 150,000 Warrants at an aggregate purchase price of $100. The Representative's Stock Warrants will be exercisable at a price of $6.00 per share. The Representative's Warrants shall be immediately exercisable on or after the Effective Date at a price of $.15 per Warrant until five years from the Effective Time, but in no event after the Termination Date of the public Warrants. The Warrants underlying the Representative's Warrants shall be identical in all respects to the Warrants sold to the public except that the underlying Warrants shall be exercisable at 150% of the then effective exercise price of the public Warrants. From the Effective Date and until one (1) year thereafter, such Representative Securities and underlying securities may be transferred only to officers or partners of the Representative and selling group members and their officers or partners.

         SECTION 4. Public Offering. The several Underwriters agree, subject to the terms and provisions of this Agreement, to offer the Common Stock, and Warrants to the public as soon as practicable after the Effective Date, at the initial offering price of $4.00 and $.10, respectively and upon the terms described in the Prospectus. The Representative may, from time to time, decrease the public offering price, after the initial public offering, to such extent as the Representative may determine, however, such decreases will not affect the price payable to the Company hereunder.

         SECTION 5. Registration Statement and Prospectus. The Company will furnish the Representative, without charge, two signed copies of the Registration Statement and of each amendment thereto, including all exhibits thereto and such amount of conformed copies of the Registration Statement and Amendments as may be reasonably requested by the Representative for distribution to each of the Underwriters and Selected Dealers.

                  The Company will furnish, at its expense, as many printed copies of a Preliminary Prospectus and of the Prospectus as the Representative may request for the purposes contemplated by this Agreement. If, while the Prospectus is required to be delivered under the Act or the Rules and Regulations, any event known to the Company relating to or affecting the Company shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to comply with the Act (or other applicable law) or with the Rules and Regulations, the Company will forthwith prepare, furnish and deliver to the Representative and to each of the other Underwriters and to others whose names and addresses are designated by the Representative, in each case at the Company's expense, a reasonable number of copies of such supplement or supplements to or amendment or amendments of, the Prospectus.

                  The Company authorizes the Underwriters and the selected dealers, if any, in connection with the distribution of the Securities and all dealers to whom any of the Securities may be sold by the Underwriters, or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Securities and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable State Securities Laws.

         SECTION 6. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                  (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the

Prospectus, or any supplement to the Prospectus, of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative or the Underwriters' counsel, shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and will advise the Representative, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use every reasonable effort to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will prepare and file with the Commission, promptly upon the request of the Representative, such amendments, or supplements to the Registration Statement or Prospectus, in form and substance satisfactory to counsel to the Company, as in the reasonable opinion of Lester Morse P.C., as counsel to the Underwriters, may be necessary or advisable in connection with the offering or distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (d) The Company will, at its expense, when and as requested by the Representative, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required or desirable, in the opinion of the Underwriters' counsel; to qualify the Securities or such part thereof as the Representative may determine, for sale under the so-called "Blue Sky" Laws of such states as the Representative shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Securities, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Securities.

                  (e) The Company will, at its own expense, file and provide, and continue to file and provide, such reports, financial statements and other information as may be required by the Commission, or the proper public bodies of the States in which the Securities may be qualified for sale, for so long as required by applicable law, rule or regulation and will provide the Representative with copies of all such registrations, filings and reports on a timely basis.

                  (f) During the period of five years from the Effective Date, the Company will deliver to the Underwriter a copy of each annual report of the Company, and will deliver to the Underwriter (i) within 50 days after the end of each of the Company's first three quarter-yearly fiscal periods, a balance sheet of the Company as at the end of such quarter-yearly period, together with a statement of its income and a statement of changes in its cash flow for such period (Form 10-QSB), all in reasonable detail, signed by its principal financial or accounting officer, (ii) within 105 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of changes in cash flow for such fiscal year (Form 10-KSB), such balance sheet and statement of cash flow for such fiscal year to be in complete detail and to be accompanied by a certificate or report of independent public accountants, (who may be the regular accountants for the Company), (iii) as soon as available a copy of every other report (financial or other) mailed to the shareholders, and (iv) as soon as available a copy of every report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or the Commission pursuant to the Securities Exchange Act of 1934, as amended, or any regulations of the Commission thereunder. If the Company has one or more active subsidiaries, the financial statements required by (i) and (ii) above shall be furnished on a consolidated basis in respect of the Company and its subsidiaries. Separate financial statements shall be furnished for each subsidiary, the accounts of which are not so consolidated. The financial statements referred to in (ii) shall also be furnished to all of the shareholders of the Company as soon as practicable after the 105 days referred to therein.

                  (g) The Company represents that with respect to the Securities, it will prepare and file a Registration Statement with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, prior to the Effective Date with a request that such Registration Statement will become effective on the first day following the Effective Date. The Company understands that, to register, it must prepare and file with the Securities and Exchange Commission a General Form of Registration of Securities (Form 8-A or Form 10). In addition, the Company agrees to qualify its Securities for listing on the NASDAQ System Small-Cap Issues on the Effective Date and will take all necessary and appropriate action so that the Securities continue to be listed for trading in the NASDAQ System Small-Cap Issues for at least ten years from the Effective Date provided the Company otherwise complies with the prevailing maintenance requirements of NASDAQ System Small-Cap. In addition, at such time as the Company qualifies for listing its securities on the National Market System of NASDAQ, the Company will take all steps necessary to have the Company's Securities thereof listed on the National Market System of NASDAQ in lieu of listing as Small-Cap Issues. The Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, and shall promptly furnish you with copies of all material filed with the Commission pursuant to the 1934 Act or otherwise furnished to shareholders of the Company.

                  (h) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) The Company shall, on the Effective Date, apply for listing in Standard and Poor's Corporation Records (requesting coverage in the Daily News Supplement) and Standard & Poor's Monthly Stock Guide and shall use its best efforts to have the Company listed in such reports for a period of not less than ten (10) years from the Closing Date.

                  (j) For a period of five years from the Effective Date, the Representative shall receive notice of any regular or special meetings of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors and shall have the right to have a representative attend such meeting (other than executive or closed meetings or portions thereof) as an observer.

                  (k) The Company shall employ the services of BDO Seidman LLP or such other auditing firm acceptable to the Representative in connection with the preparation of the financial statements required to be included in the Registration Statement and shall continue to appoint such auditors or such other auditors as are reasonably acceptable to the Representative for a period of five
(5) years following the Effective Date of the Registration Statement. The Company shall appoint American Securities Transfer and Trust Company as transfer agent for the Shares and as Warrant Agent for the Warrants.

                  (l) Edward Andersen (40,000), Doris Cole-Hatchard (64,000) and the Rough Group (196,000), the holders of the warrants to purchase 300,000 shares issued in December 1997, have agreed that the Warrants are exercisable at $5.00 per share and contain no registration rights.

                  (m) Within ninety (90) days subsequent to the Effective Date, the Company will furnish "Key Man" Life Insurance in the amount of $1,000,000 each on the lives of Stephen S. Cole-Hatchard, Nicko Feinberg and Michael Olbermann with the Company as the beneficiary thereof and the Company shall pay the annual premiums, therefore, for a period of not less than five years from the Effective Date.

                  (n) The Company will for a period of five years at its expense, shall cause its regularly engaged independent certified public accountants to examine (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

                  (o) For a period of two years after the date of this Prospectus, the Company shall not file a Registration Statement on Form S-8 or any other appopriate form to register shares underlying the Company's Stock Option Plan without the prior written consent of the Representative.

                  (p) Until such time as the securities of the Company are listed on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ/NMS; the Company shall cause its legal counsel or an independent firm acceptable to the Representative to provide the Representative with a survey, to be updated at least semi-annually, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority. The first such survey shall be delivered by Company's counsel at closing; the second such survey shall be delivered by Company's counsel within five business days of publication of the Company in Standard & Poor's Corporation Records and, thereafter, on a semi-annual basis on April 30 and October 31 of each year.

                  (q) As soon as practicable after the Closing Date, the Company will deliver to the Representative and its counsel a total of three bound volumes of copies of all documents relating to the public offering which is the subject of this Agreement.

                  (r) The Company will at its cost for a period of five years after the Effective Date: (i) Distribute an annual report to all stockholders setting forth tjhe results of operations and the financial position of the Company; and (ii) Furnish the Representative at the Company's sole cost with a duplicate copy of the daily transfer sheets prepared by the Transfer Agent, copy of the weekly sheets prepared by Depository Trust Company and a duplicate copy of a list of stockholders.

                  (s) From the proceeds of the offering, the Company shall repurchase all but 24,480 (post-reverse) shares of Common Stock presently owned by Michael Char for a sum not to exceed $275,000. The resale of Mr. Char's remaining 24,480 shares of Common Stock shall be subject to the lock-up provisions set forth in paragraph 17 herein.

SECTION 7.   Expenses of the Company.
             ------------------------

         (a) The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with the proposed financing, including: (i) the preparation, printing and filing of the Registration Statement and amendments thereto, including NASD and SEC filing fees, preliminary and final Prospectus and the printing of the Underwriting Agreement, the Agreement Among the Underwriters and the Selected Dealers' Agreement, a Blue Sky Memorandum and material to be circulated to the Undersriters by us; (ii) the issuance and delivery of certificates representing the Securities, including original issue and transfer taxes, if any; (iii) the qualifications of the Company's Securities (covered by the "firm commitment" offering) under State Securities or Blue Sky Laws, including counsel fees of Lester Morse P.C. relating thereto in the sum of Thirty-Five ($35,000) Dollars ($10,000 of which has been paid, together with appropriate state filing fees) plus disbursements relating to, but not limited to, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services; (iv) the fees and disbursements of counsel for the Company and the accountants for the Company;

(v) costs of qualifying the Securities for listing on NASDAQ and (vi) post closing tombstone advertisements not to exceed $12,000. Upon the commencement of the necessary state Blue Sky filings by our counsel, the Company shall supply him at his request, all necessary state filing fees.

         (b) In addition, the Company shall bear each of the following costs:
(I) investigative reports (such as Bishop's Reports) of the Company's executive officers, directors and principal stockholders, as well as travel and other reasonable due diligence expenses in the aggregate, including without limitation, informational meetings and presentations in connection with the offering; and (ii) otherwise unreimbursed postage, including mailing of preliminary and final prospectuses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Securities on an accountable basis.

         SECTION 8. Payment of Underwriters' Expenses.
                    ----------------------------------

                            On the Closing Date and Additional Closing Date(s)
(if any) the Company will pay to you an expense allowance equal to three (3%) percent of the total gross proceeds derived from the public offering contemplated by this Agreement, $15,000 of which has been paid in advance to the Representative, for the fees and disbursements of counsel to the Underwriters and for costs of otherwise unreimbursed advertising, traveling, postage, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Securities; and you shall not be obligated to account to the Company for such disbursements and expenses. Further, in the event that this Agreement is terminated pursuant to
Section 12 hereof, the Company will be obligated to reimburse the Representative on an accountable basis for its reasonable out-of-pocket expenses incurred in connection hereunder, less any amounts previously advanced.

         SECTION 9.   Indemnification.
                      ----------------

                  (a) The Company agrees to indemnify and hold harmless each of the Underwriters, and each person who controls each of the Underwriters within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and to reimburse persons indemnified as above for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them (as incurred), or any of them, in connection with investigating, defending against or appearing as a third party witness in connection with any claim or litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities, expenses or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented, if amended or supplemented), or in any "Blue Sky" application, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such claims or litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Underwriters or any person controlling the Underwriters in respect of any such losses, claims, damages, expenses, liabilities or litigation arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished in writing to the Company by such Underwriter, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or any such blue sky application and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of the Underwriters (or the benefit of any person who controls such Underwriter) if a copy of the Prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

                  (b) Each of the Underwriters severally agrees, in the same manner and to the same extent as set forth in subsection (a) above, to indemnify and hold harmless the Company, each of the directors and officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any statement in or omission from the Registration Statement, or the Prospectus (as amended or as supplemented, if amended or supplemented), or in any "Blue Sky" application, if such statement or omission was made in reliance upon and in conformity with written information furnished in writing to the Company by such Underwriter, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, or any such application. An Underwriter shall not be liable for amounts paid in settlement of any such claim or litigation if such settlement was effected without its consent.

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any claim asserted against it and of any action commenced against it in respect of which indemnity may be sought hereunder. The omission to so notify an indemnifying party shall relieve such party of its obligation to indemnify pursuant to this Agreement, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the defendants in any such action include both the indemnified and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party which firm shall be designated in writing by the indemnified party.

                  (d) The respective indemnity agreements between the Underwriters and the Company contained in subsections (a) and (b) above, and the representations and warranties of the Company set forth in Section 2 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or by or on behalf of any controlling person of the Underwriters or the Company or any such officer or director or any controlling person of the Company, and shall survive the delivery of the Securities. Any successor of the Company, or of the Underwriters, or of any controlling person of the Underwriters or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity agreements.

                  (e) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 9, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, expenses or liabilities to which they may be subject (after any contribution from others) in such proportions so that the Underwriters are responsible in the aggregate for the proportion of such losses, claims, damages or labilities represented by the percentage that the underwriting discounts and commissions appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                            Within twenty days after receipt by any party to
this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid twenty days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

         SECTION 10. Effectiveness of Agreement. This Agreement shall become effective (i) at 10:00 A.M., New York Time, on the first full business day after the Effective Date, or (ii) at the time of the initial public offering by the Underwriters of the Securities whichever shall first occur. The time of the initial public offering by the Underwriters of the Securities for the purposes of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities, or the time, after the Registration Statement becomes effective, when the Securities are first released by the Representative for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representative agrees to notify the Company immediately after it shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

         SECTION 11. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities which the Underwriters have agreed to purchase hereunder are subject to: the accuracy, as of the date hereof and as of the Closing Dates of all of the representations and warranties of the Company contained in this Agreement; the Company's compliance with, or performance of, all of its covenants, undertakings and agreements contained in this Agreement that are required to be complied with or performed on or prior to each of the Closing Dates and to the following additional conditions:

                  (a) On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or be pending or, to the knowledge of the Company, shall be threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Underwriters shall have reasonably objected, in writing.

                  (b) The Representative shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

                  (c) Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other such cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

                  (d) Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, licenses, permits, operations or financial condition or income of the Company.

                  (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Closing Date, (A) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and
(B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction, and (C) the Company shall not have suffered or experienced any material adverse change in its business, affairs or in its condition, financial or otherwise. On the Closing Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the sale of the Securities except to the extent that any decrease is disclosed in or contemplated by the Prospectus.

                  (f) The authorization of the Common Stock and Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all respects to counsel to the Underwriters.

                  (g) The Company shall have furnished to the Representative the opinions, dated the Closing Date, and Additional Closing Date(s), addressed to you, of its counsel that:

                            (i) The Company has been duly incorporated and is a
validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; it has authorized and outstanding capital as set forth in the Registration Statement and Prospectus; and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified except where failure to be so qualified or licensed would have no material adverse effect.

                            (ii) All of the outstanding shares of Common Stock
are duly and validly issued and outstanding, fully paid, and non-assessable, and do not have any, and were not issued in violation of any, preemptive rights. The Company will have duly authorized, reserved and set aside shares of Common Stock issuable upon exercise of the Warrants and any other outstanding options or warrants and when issued in accordance with such terms contained in the Prospectus, will be duly and validly authorized and issued, fully paid and non-assessable.

                            (iii) All of the Securities of the Company to which
this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus (excluding financial statements).

                            (iv) The Underwriters against payment therefor, will
receive good and marketable title to the Securities purchased by them from the Company in accordance with the terms and provisions of this Agreement.

                            (v) To the best of the knowledge of such counsel,
except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and, no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.

                            (vi) To the best of such counsel's knowledge, no
consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Securities hereunder, except such as may be required under the Act or state securities or Blue Sky Laws.

                            (vii) The Registration Statement has become
effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and in the course of the preparation of the Registration Statement, nothing has come to the attention of said counsel to cause them to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                            (viii) The Representative's Securities to be issued
to the Representative hereunder will be, when issued against payment therefor duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Representative's Securities and Underlying Warrants, and such stock, when issued and paid for upon exercise of the Representative's Securities and Underlying Warrants in accordance with the provisions thereof, will be duly and validly authorized and issued, fully-paid and non-assessable.

                            (ix) The Company holds by valid lease, its
properties as shown in the Prospectus, and is in all material respects complying with all laws, ordinances and regulations applicable thereto.

                            (x) This Agreement has been duly authorized and
executed by the Company and is a valid and binding agreement of the Company.

                            (xi) To the best of the knowledge of such counsel,
no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or any other party, of any indenture, mortgage, deed of trust, note or any other agreement or instrument known to counsel to which the Company is a party or by which it or its business or its properties may be bound or affected, except as disclosed in the Prospectus. The Company has full power and lawful authority to authorize, issue and sell the Securities on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws. The execution and delivery of this

Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under any indenture, mortgage, deed or trust, note or any other agreement or instrument known to counsel to which the Company is now a party or by which it or its business or its properties may be bound or affected; the Articles of Incorporation and any amendments thereto; the by-laws of the Company; or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties known to counsel.

                            (xii)To the best of the knowledge of such counsel,
there are no material actions, suits or proceedings at law or in equity of a material nature pending or to such counsel's knowledge threatened against the Company which are not adequately covered by insurance and there are no proceedings pending, or to the knowledge of such counsel threatened, against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, business prospects, franchise, licenses, permits, operation or financial condition or income of the Company, which are not disclosed in the Prospectus.

                            (xiii) The description of any statutes, regulations
and laws, applicable to the Company's business contained in the Registration Statements, is in all respects true and correct.

                  Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

                  (h) The Company shall have furnished to the Representative certificates of the President or Chairman of the Board and the Secretary of the Company, dated as of the Closing Date, and Additional Closing Date(s), to the effect that:

                            (i) Each of the representations and warranties of
the Company contained in Section 2 hereof are true and correct in all material respects at and as of such Closing Date, and the Company has performed or complied with all of its agreements, covenants and undertakings contained in this Agreement and has performed or satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at the Closing Date;

                            (ii) The Registration Statement has become effective
and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                            (iii) The respective signers have each carefully
examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth except changes which the Registration Statement and Prospectus indicate might occur.

                            (iv) Except as set forth or contemplated in the
Registration Statement and Prospectus, since the respective dates as of which, or periods for which, information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any material adverse change, financial or otherwise, in the business, business prospects, earnings, general affairs or condition (financial or otherwise), of the Company (in each case whether or not arising in the ordinary course of business), and (B) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business other than as referred to in the Registration Statement or Prospectus and except changes which the Registration Statement and Prospectus indicate might occur.

                  (i) The Company shall have furnished to the Representative on the Closing Date, such other certificates, additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Company herein; the performance by the Company of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

                  (j) At the time this Agreement is executed, and on the Closing Date you shall have received a letter BDO Seidman LLP, addressed to the Representative, as Representative of the Underwriters, and dated, respectively, as of the date of this Agreement and as of the Closing Date and Additional Closing Date as the case may be (based upon information not more than five business days prior to such Effective Date, Closing Date and Additional Closing Date as the case may be), in form and substance reasonably satisfactory to the Representative, to the effect that:

                            (i) They are independent public accountants with
respect to the Company within the meaning of the Act and the applicable published Rules and Regulations of the Commission;

                            (ii) In their opinion, the financial statements and
related schedules of the Company included in the Registration Statement and Prospectus and covered by their reports comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder;

                            (iii) On the basis of limited procedures, not
constituting an audit, including a review of the latest interim unaudited financial statements of the Company on the basis specified by the American Institute of Certified Public Accountants for a review of interim financial information, a reading of the minutes of meetings of the boards of directors, and stockholders of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe:

                            (A) that at the date of the latest balance sheet
read by them and at a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of the Company as compared with amounts shown in the most recent balance sheet included in the Prospectus, except for changes which the Prospectus discloses have occurred or may occur or which are described in such letter;

                            (B) that at the date of the latest balance sheet
read by them and at a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with amounts shown in the most recent balance sheet included in the Prospectus, in total assets, net current assets or stockholder's equity of the Company except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                            (C) that for the period from the date of the most
recent financial statements in the Registration Statement to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the preceding year, in gross profit or the total or per share amounts of net income of the Company except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                            (iv) In addition to the audit referred to in their
report included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company which appear in the Prospectus under the captions "Summary Financial Data," "Capitalization", "Management", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Certain Transactions", Summary of Financial Data", "Dilution" and "Risk Factors," as well as such other financial information as may be specified by the Representative, and that they have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                            All the opinions, letters, certificates and evidence
mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld, conditioned or delayed.

                            If any of the conditions specified in this Section
shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be terminated and canceled by the Representative by notifying the Company of such termination and cancellation in writing or by telegram at any time prior to, or on, the Closing Date and any such termination and cancellation shall be without liability of any party hereto to any other party, except with respect to the provisions of Sections 7 and 8 hereof. The Representative may, of course, waive, in writing, any conditions which have not been fulfilled or extend the time for their fulfillment.

         SECTION 12.   Termination.
                       ------------

                  (a) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company at any time before it becomes effective pursuant to Section 10.

                  (b) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company, at any time after it becomes effective, in the event that the Company, after notice from the Representative and an opportunity to cure, shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, including without limitation Section 6(g) hereof, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing. This Agreement may also be terminated if (i) qualifications are received or provided by the Company's independent public accountants or attorneys to the effect of either difficulties in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the securities contemplated or as to corporate proceedings or other matters or (ii) there is any action, suit or proceeding, threatened or pending, at law or equity against the Company, or by any Federal, State or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, or financial condition of the Company which was not disclosed in the Prospectus.

                  (c) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company at any time after it becomes effective, if the offering of, or the sale of, or the payment for, or the delivery of, the Securities is rendered impracticable or inadvisable because (i) additional material governmental restriction, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the

New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by Federal or New York State authorities or (ii) a war or other national calamity shall have occurred involving the United States or (iii) the condition of the market for securities in general shall have materially and adversely changed, or (iv) the condition of the Company or its business or business prospects is materially affected so that it would be undesirable, impractical or inadvisable to proceed with, or consummate, this Agreement or the public offering of the Securities.

                  (d) Any termination of this Agreement pursuant to this Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 6, 7 and 8, to the extent therein provided. In addition, the Representative shall account to the Company for any advance and shall reimburse the Company for any portion of the advance not expended for actual out-of-pocket expenses.

         SECTION 13. Finder. The Company and the Underwriters mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Underwriters and that they know of no claim by anyone for a "finder's fee" or similar type of fee, in connection with the public offering which is the subject of this Agreement. Each party hereby indemnifies the other against any such claims by any person known to it, and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Underwriters and/or to have such a claim.

         SECTION 14.   Substitution of Underwriters.
                       -----------------------------

                  (a) If one or more Underwriters default in its or their obligations to purchase and pay for Securities hereunder and if the aggregate amount of such Securities which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the aggregate number of Securities constituting the Securities, the non-defaulting Underwriters shall have the right and shall be obligated severally to purchase and pay for (in addition to the Securities set forth opposite their names in Schedule I) the full amount of the Securities agreed to be purchased by all such defaulting Underwriters and not so purchased, in proportion to their respective commitments hereunder. In such event the Representative, for the accounts of the several non-defaulting Underwriters, may take up and pay for all or any part of such additional Securities to be purchased by each such Underwriter under this subsection (a), and may postpone the Closing Date to a time not exceeding seven full business days; or

                  (b) If one or more Underwriters (other than the Representative) default in its or their obligations to purchase and pay for the Securities hereunder and if the aggregate amount of such Securities which all Underwriters so defaulting shall have agreed to purchase shall exceed 10% of the aggregate number of Securities or if one or more Underwriters for any reason permitted hereunder cancel its or their obligations to purchase and pay for Securities hereunder, the non-canceling and non-defaulting Underwriters (hereinafter called the "Remaining Underwriters") shall have the right, but shall not be obligated to purchase such Securities in such proportion as may be agreed among them, at the Closing Date. If the Remaining Underwriters do not purchase and pay for such Securities at such Closing Date, the Closing Date shall be postponed for 24 hours and the remaining Underwriters shall have the right to purchase such Securities, or to substitute another person or persons to purchase the same or both, at such postponed Closing Date. If purchasers shall not have been found for such Securities by such postponed Closing Date, the Closing Date shall be postponed for a further 24 hours and the Company shall have the right to substitute another person or persons, satisfactory to you to purchase such Securities at such second postponed Closing Date. If the Company shall not have found such purchasers for such Securities by such second postponed Closing Date, then this Agreement shall automatically terminate and neither the Company nor the remaining Underwriters (including the Representative) shall be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Paragraph 7 hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 14. Nothing in this subparagraph (b) will relieve a defaulting Underwriter from its liability, if any, to the other Underwriters for damages occasioned by its default hereunder (and such damages shall be deemed to include, without limitation, all expenses reasonably incurred by each Underwriter in connection with the proposed purchase and sale of the Securities) or obligate any Underwriter to purchase or find purchasers for any Securities in excess of those agreed to be purchased by such Underwriter under the terms of Sections 3 and 14 hereof.

         Notwithstanding anything contained herein to the contrary, no provisions of this Section 14 or any other section of this Underwriting Agreement are intended to permit an Underwriter to terminate its obligation to purchase the Firm Securities (as such term is defined in this Underwriting Agreement) from the Company based upon: (i) the occurrence of non-material events affecting the Company or the securities market or (ii) the inability to market the securities.

         SECTION 15. Registration of the Representative's Securities and/or the Underlying Securities. The Company agrees that it will, upon request by any 50% Holder (as defined below) within the period commencing on the Effective Date, and for a period of five years thereafter, on one occasion only at the Company's sole expense, cause the Representative's Securities and/or the underlying securities issuable upon exercise of the Representative's Securities, to be the subject of a post-effective amendment, or a new Registration Statement, if appropriate (hereinafter referred to as the "demand Registration Statement"), so as to enable the Representative and/or its assigns to offer publicly the Representative's Securities and/or the underlying securities. The Company agrees to register such securities expeditiously and, where possible, within forty-five
(45) business days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, or new Registration Statement to become effective and for a period of nine (9) months thereafter to reflect in the post-effective amendment or the new Registration Statement, financial statements which are prepared in accordance with

Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in such post-effective amendment or new Registration Statement. The holders of the Representative's Securities may demand registration without exercising such Warrants and, in fact, are never required to exercise same. The term "50% Holder" as used in this section shall mean the registered holder of at least a majority of the Representative's Securities and/or the underlying securities. (The registration rights provided herein apply to the Representative's Securities in their entirety and do not provide a separate demand registration right per security.)

                            The Company understands and agrees that if, at any
time within the period commencing on the Effective Date and ending seven years after the Effective Date, it should file a registration statement with the Commission pursuant to the Act, regardless of whether some of the holders of the Representative's Warrants and underlying securities shall have theretofore availed themselves of the right above provided, the Company, at its own expense, will offer to said holders the opportunity to register such securities. This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Form S-8 or any other inappropriate form.

                            In addition to the rights above provided, the
Company will cooperate with the then holders of the Representative's Securities and underlying securities in preparing and signing a Registration Statement, on one occasion only in addition to the Registration Statements discussed above, required in order to sell or transfer the aforesaid Representative's Securities and underlying securities and will supply all information required therefor, but such additional Registration Statement shall be at the then holders' cost and expense unless the Company elects to register additional shares of the Company's Shares in which case the cost and expense of such Registration Statement will be prorated between the Company and the holders of the Representative's Securities and underlying securities according to the aggregate sales price of the securities being issued. The holders of the Representative's Securities may include such Warrants in any such filing without exercising the Representative's Securities, and in fact, are never required to exercise same.

         SECTION 16.   Other Agreements.
                       -----------------

         (a) On the Effective Date, the Company will enter into an agreement retaining the Representative as a financial consultant pursuant to which the Representative shall receive a consulting fee in an amount equal to $141,450 for services for two (2) years from the Effective Date, payable in full in advance on the Closing Date, which shall include, but not be limited to, advising the Company in connection with possible acquisition opportunities, advising the Company regarding shareholder relations including the preparation of the annual report and other releases, assisting in long-term financial planning, advice in connection with corporate re-organizations and expansion and capital structure, and other financial assistance.

         (b) Commencing twelve months after the Effective Date, the Company will pay the Representative as its Warrant solicitation agent an amount equal to five percent (5%) of the aggregate exercise price of each Warrant exercised of which a portion may be allowed to the dealer who solicited the exercise (which may also be the Representative); provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant holder; (3) the Warrant was not held in a discretionary account; (4) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (5) the solicitation of the exercise of the Warrant was not in violation of Regulation M promulgated under the Securities Exchange Act of 1934. The Company agrees to pay over to the Representative any fees due it within five business days after receipt by the Company of Warrant proceeds. Within ten (10) days of the last day of each month commencing one year from the Effective Date, the Company will instruct the Warrant Agent to notify the Representative of each Warrant certificate which has been properly completed and delivered for exercise by holders of Warrants during each such month. The Company will instruct the Transfer Agent that the Representative may at any time during business hours, at its expense, examine the records of the Company and the Warrant Agent which relate to the exercise of the Warrants. It is understood that this agreement is on an exclusive basis to solicit the exercise of the Warrants and that the Company may not engage other broker-dealers to solicit the exercise of Warrants without the consent of Werbel Roth Securities, Inc. It is understood that no solicitation fee will be paid where the Warrant exercise was not solicited by Werbel Roth Securities, Inc. or another member of the NASD.

                  SECTION 17. Restriction on Securities The Company's officers, directors and all of the Company's security holders, other than the holders of shares purchased pursuant to the Company's private placement in May 1997, have agreed not to sell or otherwise dispose of any securities of the Company beneficially owned by them for a period of at least twelve months from the Effective Date, without the prior written consent of the Representative. The holders of 160,000 shares issued in the private placement have agreed not to sell such shares for a period of six months from the Effective Date. Messrs. Feinberg, Olbermann, Cole-Hatchard and Char have agreed not to sell or otherwise dispose of any securities of the Company (other than the Company's repurchase of 231,520 shares held by Mr. Char at the Closing Date) beneficially owned by them until such time as the Company achieves $1.9 million in pre-tax earnings, but in no event sooner than two years after the Effective Date. An appropriate legend shall be marked on the face of stock certificates representing all of such securities.

                  SECTION 18. Notice. Except as otherwise expressly provided in this Agreement, (A) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at the address set forth herein on the first page, copy to Tenzer Greenblatt LLP, The Chrysler building, 405 Lexington Avenue, New York, NY 10774, Att: robert Mittman, Esq.; and (B) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Representative at Werbel Roth Securities, Inc. at the address set forth herein on the first page copy to Steven Morse, Esq., Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Any party may change the address for notices to be sent by giving written notice to the other persons.

                  SECTION 19. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as at the date hereof and as at the Closing Date and the Additional Closing Date(s), and all representations, warranties, covenants, and agreements of the several Underwriters and the Company, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters or any of their controlling persons, and shall survive any termination of this Agreement (whensoever made) and/or delivery of the Firm Shares and the Optional Shares to the several Underwriters.

              SECTION 21. Miscellaneous. This Agreement is made solely for the benefit of the Underwriters and the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Shares.

                     This Agreement shall not be assignable by any party without the other party's prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, our respective successors and permitted assigns. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. The validity, interpretation and construction of this Agreement, and of each part hereof, shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

                     If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                                     Very truly yours,

                                                     FRONTLINE COMMUNICATIONS
                                                     CORPORATION


                                                     By:________________________
                                                           (Authorized Officer)


CONFIRMED AND ACCEPTED, as of
the date first above written:

WERBEL ROTH SECURITIES, INC,


By________________________________
      (Authorized Officer)

   For itself and as the Representative of the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I


================================================================================
    Underwriter                            Firm Securities to be Purchased
--------------------------------------------------------------------------------

                                          Number of
                                          Common                   Number of
                                          Shares                   Warrants
--------------------------------------------------------------------------------
Werbel Roth Securities, Inc.




Total                                    1,500,000                1,500,000